Exhibit 10.31

FAIRPOINT COMMUNICATIONS, INC.

PERFORMANCE UNIT AWARD AGREEMENT

FOR PERFORMANCE PERIOD

BEGINNING JULY 1, 2009 AND ENDING DECEMBER 31, 2010

THIS PERFORMANCE UNIT AWARD AGREEMENT (this “Agreement”), made and entered into this 1st day of July, 2009, by and between FairPoint Communications, Inc. (the “Company”) and David L. Hauser (the “Executive”).

W I T N E S S E T H:

WHEREAS, the Compensation Committee of the Board of Directors of the Company (the “Committee”) desires to award the Executive Performance Units for the Performance Period beginning July 1, 2009 and ending December 31, 2010 (the “Performance Period”); and

WHEREAS, the Company and the Executive desire to enter into a written agreement that sets forth the terms and provisions of the Executive’s Performance Unit award.

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein, the Company and the Executive hereby agree as follows:

1.                                       The Executive is awarded a target award of 914,286 Performance Units.  The actual number of Performance Units earned by the Executive for the Performance Period shall be determined in accordance with this Agreement.

2.                                       The number of Performance Units earned by the Executive shall be based on the levels of performance achieved during the Performance Period as set forth on Exhibit A attached hereto.  The performance levels achieved for the Performance Period (Threshold, Target or Maximum) and the number of Performance Units earned by the Executive shall be determined by the Committee following the expiration of the Performance Period.

3.                                       Except as provided in Paragraph 4 below, one Share of the Company’s Common Stock will be distributed to the Executive for each whole Performance Unit earned by the Executive.  Dividends on the Shares underlying the Performance Units will not accrue or be paid during the Performance Period.

4.                                       Any Shares to be distributed in respect of the Performance Units earned by the Executive will be delivered to the Executive as soon as practicable after December 31, 2010, but no later than March 15, 2011 (the date Shares are delivered, the “Payment Date”).  If the Executive’s employment with the Company terminates prior to the Payment Date for any reason other than the Executive’s death, Disability, early retirement with the consent of the Committee or Normal Retirement, the Executive shall forfeit the Performance Units and any Shares distributable in respect of such Performance Units.  If the Executive’s employment with the Company terminates during the Performance Period due to the Executive’s death, Disability, early retirement with the consent of the Committee or Normal Retirement, the Performance Units awarded to the Executive shall remain outstanding and shall be earned by the Executive as set forth in Exhibit A attached hereto; provided, however, the number of Shares to be distributed to the Executive in respect of the Performance Units earned by the Executive will be determined by multiplying such number of earned Performance Units by a fraction, the numerator of which is the number of completed calendar months during the Performance Period that the Executive was employed, and the denominator of which is eighteen (18).

5.                                       In the event a Change in Control occurs before the end of the Performance Period, Shares for one hundred percent (100%) of the Performance Units awarded to the Executive hereunder shall be distributed to the Executive at the Target Performance (as defined in Exhibit A) level without any adjustment for the levels of performance actually achieved during the Performance Period prior to or after the Change in Control.  Any Shares to be distributed in respect of the Performance Units earned by the Executive upon a Change in Control will be delivered to the Executive immediately prior to the Change in Control.

6.                                       Unless otherwise elected by the Executive in accordance with procedures adopted by the Committee, the Company shall deduct from any Shares otherwise distributable to the Executive that number of Shares having a value equal to the amount of any taxes required by law to be withheld from the award made under this Agreement.

7.                                       In the event of any Adjustment Event, the Performance Units shall be adjusted in the same manner in which outstanding performance units awarded under the FairPoint Communications, Inc. 2008 Long Term Incentive Plan are adjusted pursuant to Section 3.4 of such Plan.

8.                                       The Executive may elect, by entering into a Deferral Agreement with the Company, to defer delivery of all (or any portion) of the Shares otherwise payable to the Executive in respect of the Performance Units earned by the Executive.  To be effective, the Executive must complete and return the Deferral Agreement to the Company in accordance with procedures established by the Committee.

9.                                       The Performance Units awarded hereunder to the Executive shall not entitle the Executive to any rights as a shareholder of the Company.

10.                                 The Executive’s award under this Agreement may not be assigned or alienated.  Subject to any limitations under this Agreement on transferability, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.  Neither this Agreement nor any action taken under this Agreement shall be construed as giving to the Executive the right to be retained in the employ of the Company.

11.                                 Any distribution of Shares may be delayed until the requirements of any applicable laws or regulations or any stock exchange requirements are satisfied.  The Shares distributed to the Executive shall be subject to such restrictions and conditions on disposition as counsel for the Company shall determine to be desirable or necessary under applicable law.

12.                                 The Executive may designate a beneficiary or beneficiaries to receive all or part of the Shares to be distributed to the Executive under this Award Agreement in the event of the Executive’s death.  If no beneficiary is designated, such Shares shall be paid to the estate of the Executive.

13.                                 This Agreement constitutes the entire understanding of the parties with respect to the award of Performance Units to the Executive for the Performance Period.  This Agreement can be amended only in writing executed by the Executive and a duly authorized officer of the Company.

14.                                 All notices, requests, demands and other communications which are required or permitted hereunder shall be sufficient if given in writing and delivered personally or by reputable overnight courier or registered or certified mail, postage prepaid, or by facsimile transmission (with a copy simultaneously sent by registered or certified mail, postage prepaid), as follows (or to such other address as shall be set forth in a notice given in the same manner):

If to the Company, to:

FairPoint Communications, Inc.

521 East Morehead Street, Suite 500

Charlotte, North Carolina 28202

Facsimile:  (704) 344-1594

Attn:  Shirley J. Linn, Esq.

If to the Executive, to:

Most recent address on the Company’s

employment records for the Executive

15.                                 Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

16.                                 This Agreement shall be governed by and construed in accordance with the law of the State of Delaware, regardless of the law that might be applied under principles of conflict of laws.

17.                                 The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

18.                                 This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

19.                                 Capitalized terms used herein without definition shall have the meaning given in the FairPoint Communications, Inc. 2008 Long Term Incentive Plan.  However, the Performance Units shall not be issued or granted under the FairPoint Communications, Inc. 2008 Long Term Incentive Plan or otherwise be subject to the terms and conditions of such plan.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed or caused this Agreement to be executed in duplicate as of the date first above written.

FAIRPOINT COMMUNICATIONS, INC.

By:	/s/ Shirley J. Linn
Name:	Shirley J. Linn
Title:	Executive Vice President

EXECUTIVE

/s/ David L. Hauser
David L. Hauser

EXHIBIT A

PERFORMANCE CRITERIA

FOR THE

PERFORMANCE PERIOD BEGINNING JULY 1, 2009 AND ENDING DECEMBER 31, 2010

Definitions:

“Adjusted EBITDA” means the Company’s net income (loss) before interest expense, provision (benefit) for income taxes, depreciation and amortization, gain or loss on derivative instruments and gain on early retirement of debt, and also excludes unusual or one-time non-recurring items (including costs related to the use of Verizon’s systems and services under the Transition Services Agreement as well as other costs related to the cutover to FairPoint’s newly developed systems platform), severance costs, non-cash items related to pension and OPEB, stock based compensation and other costs and adjustments related to the acquisition of the Northern New England business which are permitted under the Company’s credit facility.

“Maximum Performance” means:

(a)                                  for the Total Shareholder Return performance measure, the Company’s Total Shareholder Return for the Performance Period is greater than or equal to the Total Shareholder Return of 60% of the companies comprising the Telecommunications Peer Group.

(b)                                 for the Adjusted EBITDA performance measure, the Company’s Adjusted EBITDA for the Performance Period exceeds the Target Adjusted EBITDA by 5% or more.

“Target Adjusted EBITDA” means the cumulative, aggregate Adjusted EBITDA for the Performance Period set forth in the business plan for the Company for such period approved by the Board of Directors.

“Target Performance” means:

(a)                                  for the Total Shareholder Return performance measure, the Company’s Total Shareholder Return for the Performance Period is greater than or equal to the Total Shareholder Return of 40% of the companies comprising the Telecommunications Peer Group; and

(b)                                 for the Adjusted EBITDA performance measure, the Company’s Adjusted EBITDA for the Performance Period equals the Target Adjusted EBITDA.

“Telecommunications Peer Group” means all of the companies included in the Dow Jones Telecommunication Index on both the first and last day of the Performance Period.

“Threshold Performance” means:

(a)                                  for the Total Shareholder Return performance measure, the Company’s Total Shareholder Return for the Performance Period is greater than or equal to the Total Shareholder Return of 20% of the companies comprising the Telecommunications Peer Group; and

(b)                                 for the Adjusted EBITDA performance measure, the Company’s Adjusted EBITDA for the Performance Period equals at least 95% of the Target Adjusted EBITDA.

“Total Shareholder Return” means, with respect to a company for the Performance Period, the percentage determined by dividing the sum of Amount A plus Amount B by Amount C where:

Amount A is (i) the average of the closing prices for one share of such company’s common stock during the 30 days trading period immediately preceding the expiration of the Performance Period minus (ii) the average of the closing prices for one share of such stock during the 30 day trading period immediately preceding the beginning of the Performance Period.

Amount B is (i) the number of shares of such company’s common stock that would have been purchased during the Performance Period if all dividends paid during the Performance Period had been reinvested in such stock multiplied by (ii) the average of the closing prices for one share of such company’s common stock during the 30 days trading period immediately preceding the expiration of the Performance Period.

Amount C is the average of the closing prices for one share of such company’s common stock during the 30 days trading period immediately preceding the beginning of the Performance Period.

Performance Measures:

Adjusted EBITDA.  The Company’s Adjusted EBITDA for the Performance Period will determine the extent to which 30% of the target number of Performance Units are earned.

Adjusted EBITDA for the Performance Period	Percentage of Target Performance Units Earned Based on Adjusted EBITDA
Below Threshold Performance	0%
Threshold Performance	40%
Target Performance	100%
Maximum Performance or Above	200%

The percentage of target Performance Units earned for Adjusted EBITDA between Threshold Performance (40%) and Maximum Performance (200%) will be determined by linear interpolation.

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Total Shareholder Return.  The Company’s Total Shareholder Return for the Performance Period will determine the extent to which the remaining 70% of the target number of Performance Units are earned.

Company’s Total Shareholder Return	Percentage of Target Performance Units Earned Based on Total Shareholder Return
Below Threshold Performance	0%
Threshold Performance	40%
Target Performance	100%
Maximum Performance or Above	200%

The percentage of target Performance Units earned for Total Shareholder Return between Threshold Performance (40%) and Maximum Performance (200%) will be determined by linear interpolation.

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